Exhibit 99.2

Contributors (as defined in Note 1)

Combined Statement for the Six Months Ended June 30, 2024

Index to Combined Statement

Combined Statement (Unaudited)

Unaudited Combined Statement of Revenues and Direct Operating Expenses for the Six Months Ended June 30, 2024	2

Notes to the Unaudited Combined Statement of Revenues and Direct Operating Expenses	3

Contributors (as defined in Note 1)

Unaudited Combined Statement of Revenues and Direct Operating Expenses

(Dollars in thousands)

Six Months Ended
June 30, 2024

Operating revenues
Royalties	$13,914
Total operating revenues	13,914

Direct operating expenses
Operating expenses	704
Production taxes	675
Total direct operating expenses	1,379

Revenues in excess of direct operating expenses	$12,535

The accompanying notes are an integral part of the Unaudited Combined Statement of Revenue and Direct Operating Expenses.

Contributors (as defined in Note 1)

Notes to the Unaudited Combined Statement of Revenues and Direct Operating Expenses

1.	Description of Transaction and Basis of Presentation

Description of Transaction

On September 12, 2024, West Texas Minerals LLC, a Delaware limited liability company, Carrollton Mineral Partners, LP, a Texas limited partnership (“CMP”), Carrollton Mineral Partners Fund II, LP, a Texas limited partnership, Carrollton Mineral Partners III, LP, a Texas limited partnership, Carrollton Mineral Partners III-B, LP, a Texas limited partnership, Carrollton Mineral Partners IV, LP, a Texas limited partnership, CMP Permian, LP, a Texas limited partnership, CMP Glasscock, LP, a Texas limited partnership, and Carrollton Royalty, LP, a Texas limited partnership (collectively, the “Contributors”) entered into a Contribution and Exchange Agreement (the “Contribution and Exchange Agreement”) with Dorchester Minerals, L.P. (the “Partnership”), the terms and conditions of which provided for the Contributors to contribute certain interests in oil and natural gas properties, rights and related assets (the “Properties”) to the Partnership in exchange for 6,721,144 common units representing limited partnership interests in the Partnership (“Common Units”), subject to adjustment pursuant to a customary title defect process. The Properties consist of mineral, royalty and overriding royalty interests in producing and non-producing oil and natural gas properties representing approximately 14,225 net royalty acres located in 14 counties across New Mexico and Texas.

Basis of Presentation

The accompanying Unaudited Combined Statement of Revenues and Direct Operating Expenses, were prepared for the purpose of providing historical information to comply with the rules and regulations of the Securities and Exchange Commission (“SEC”) under Rule 3-05 of Regulation S-X and are not intended to be a complete presentation of the financial statements of the Contributors and are not necessarily indicative of the financial position or results of operations of the Contributors on a stand-alone basis, nor are they intended to provide an indication of how the Properties will perform in the future.

Revenue that is directly related to the Properties is reflected in the accompanying Unaudited Combined Statement of Revenues and Direct Operating Expenses. The direct operating expenses of the Properties presented in this Combined Statement of Revenues and Direct Operating Expenses are transportation, ad valorem taxes and production taxes that are directly attributed to the Properties.

Principles of Combination

All Contributors are commonly managed. Contributors have interests in various Properties that overlap with the interests of other Contributors All intercompany transactions have been eliminated in combination.

Contributors (as defined in Note 1)

Notes to the Unaudited Combined Statement of Revenues and Direct Operating Expenses

2.	Summary of Significant Accounting Policies

Use of Estimates

The preparation of the Unaudited Combined Statement of Revenues and Direct Operating Expenses in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the amounts reported therein.

Significant estimates include accruals of uncollected revenues and unpaid expenses attributable to the Properties. The Company analyzes estimates and judgments based on historical experience and various other assumptions and information that are believed to be reasonable. Estimates and assumptions about future events and their effects cannot be predicted with certainty and, accordingly, these estimates may change as additional information is obtained, as new events occur, and as the Contributors’ environment changes. Actual results may differ from the estimates and assumptions used in the preparation of the Contributors’ Unaudited Combined Statement of Revenues and Direct Operating Expenses.

Revenue Recognition

The pricing of oil and natural gas sales is primarily determined by supply and demand in the marketplace and can fluctuate considerably. As a royalty owner, the Contributors have no operational control over the volumes and method of sale of oil and natural gas produced and sold.

Revenues are recorded under the cash receipts approach as directly received from the remitters’ statement accompanying the revenue check. Since the revenue checks are generally received two to four months after the production month, the Contributors accrue for revenue earned but not received by estimating production volumes and product prices. Identified differences between accrued revenue estimates and actual revenue received historically have not been significant.

The Contributors do not record revenue for unsatisfied or partially unsatisfied performance obligations. The Contributors’ right to revenues from the Properties occurs at the time of production, at which point, payment is unconditional, and no remaining performance obligation exists for the Contributor. Accordingly, the Contributors’ revenue contracts do not generate contract assets or liabilities.

Direct Operating Expenses

Direct operating expenses are recognized when incurred and consist of direct expenses third party operators charge the Contributors’ revenue interests. The direct operating expenses include transportation, ad valorem and production taxes.

Concentration of Credit Risk

The Contributors principal exposure to credit risk results from receivables generated by the production activities of the Contributors operators. As a royalty owner, the Contributors have no control over the volumes or method of sale of oil and natural gas produced and sold from the Properties.

The Contributors’ historical production has two operators which accounted for 33% and 22% of the Contributors’ oil and natural gas properties total revenue for the six months ended June 30, 2024.

Contributors (as defined in Note 1)

Notes to the Unaudited Combined Statement of Revenues and Direct Operating Expenses

3.	Commitments and Contingencies

Contingencies

The Contributors are subject to various possible contingencies that arise primarily from interpretation of federal and state laws and regulations affecting the oil and natural gas industry. Although management believes that it has complied with the various laws and regulations, administrative rulings and interpretations thereof, adjustments could be required as new interpretations and regulations are issued. In addition, environmental matters are subject to regulation by various federal and state agencies.

The Contributors are currently not involved in any litigation arising in the ordinary course of business. The Contributors have an obligation to indemnify the Partnership for breach of certain representations and warranties made by the Contributors as of September 12, 2024 and September 30, 2024 with respect to the contributed properties, including with respect to certain unknown contingencies.

Risks and Uncertainties

The Contributors’ revenue, profitability and future growth are substantially dependent upon the prevailing and future prices for oil and natural gas, each of which depends on numerous factors beyond the Contributors’ control such as overall oil and natural gas production and inventories in relevant markets, economic conditions, the global political environment, regulatory developments and competition from other energy sources. Oil and natural gas prices historically have been volatile and may be subject to significant fluctuations in the future.

4.	Subsequent Events

Management has evaluated subsequent events through October 16, 2024, the date the Combined Statement of Revenues and Direct Operating Expenses were available to be issued. No additional subsequent events were identified requiring additional recognition or disclosure in the Combined Statement of Revenues and Direct Operating Expenses.